UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: November 10, 2014
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 10, 2014, E*TRADE Financial Corporation (the “Company”) entered into a three-year, $200 million Senior Secured Revolving Credit Facility with JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Credit Suisse AG and Goldman Sachs Banks USA (collectively, the “Lenders”).  JPMorgan Chase Bank, N.A. is acting as the administrative agent and collateral agent under the Senior Secured Revolving Credit Facility. The Company’s ability to borrow under the Senior Secured Revolving Credit Facility is subject to certain conditions and there can be no assurance that the Company will be able to satisfy such conditions to borrowing. The Senior Secured Revolving Credit Facility will be used by the Company for working capital and general corporate purposes which may include permitted acquisitions and investments.

The obligations under the Senior Secured Revolving Credit Facility are secured by perfected first priority pledges of certain equity interests in the Company’s subsidiaries and certain indebtedness owed to the Company by its subsidiaries. The revolving loans under the Senior Secured Revolving Credit Facility will accrue interest at rates tied to the Company’s senior unsecured long-term debt ratings then in effect, plus either a base rate or LIBOR, at the option of the Company.  The Company may request an increase in the aggregate amount of commitments under the Senior Secured Revolving Credit Facility in an aggregate amount not to exceed $50 million.

The Senior Secured Revolving Credit Facility contains certain covenants including negative covenants that limit the ability of the Company and its subsidiaries to make dispositions of assets and changes of business, engage in mergers, acquisitions or consolidations, pay dividends or make other distributions, stock repurchases and redemptions of equity and other restricted payments, incur indebtedness, make loans and investments, issue stock of subsidiaries, grant liens on assets, engage in transactions with affiliates, amend documents governing material indebtedness in a manner that is materially adverse to the interests of the Lenders, change the Company’s fiscal year, make voluntary or optional payments on subordinated debt, amend organizational documents, enter into sale and leaseback transactions and enter into certain arrangements that restrict the Company or its subsidiaries. The Senior Secured Revolving Credit Facility also includes certain financial covenants which the Company is required to satisfy, including covenants relating to its leverage ratio, fixed charge coverage ratio, asset quality ratio, unrestricted cash, status as “well capitalized” under applicable regulatory capital requirements, and the net capital of certain subsidiaries.

Item 7.01    Regulation FD Disclosure

On November 12, 2014 the Company announced a proposed public offering of $540 million in aggregate principal amount of Senior Notes. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company also announced that its subsidiary, E*TRADE Bank, has received regulatory approval for, and completed the distribution of, a $75 million dividend to the Company in November 2014.

Investors should note that the Company announces material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, about.etrade.com, to communicate with investors about the Company. It is possible that the financial and other information posted there could be deemed to be material information. The information on the Company’s corporate website is not part of this document.

The information appearing in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange act of 1934, or otherwise subject to the liabilities of that section.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

99.1 Proposed public offering of Senior Notes, dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	November 12, 2014	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary